UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2009

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 430-6400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2009, Resources Connection, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Sitrick And Company, a California corporation (“Sitrick Co”), Michael S. Sitrick, an individual, Brincko Associates, Inc., a California corporation (“Brincko”), and John P. Brincko, an individual, to acquire certain assets of Sitrick Co and Brincko.  In addition, on the same date, the Company entered into a Goodwill Purchase Agreement (the “GPA” and, together with the MIPA, the “Purchase Agreements”) with Mr. Sitrick, providing for the acquisition of the personal goodwill of Mr. Sitrick.

Pursuant to the terms of the MIPA, prior to the closing of the acquisitions, Sitrick Co and Brincko will enter into a contribution agreement pursuant to which each company will, immediately prior to the closing, contribute certain of their respective assets and liabilities to Sitrick Brincko Group, LLC (“Sitrick Brincko Group”), a Delaware limited liability company, to be formed prior to the closing.  At the closing, the Company will acquire from Sitrick Co and Brincko all of the outstanding membership interests in Sitrick Brincko Group, which will thereafter be a wholly-owned subsidiary of the Company.

At the closing, the Company will pay to Sitrick Co, Brincko and Mr. Sitrick (collectively, the “Sellers”) an aggregate of $28,155,172 in cash and 810,287 restricted shares of common stock of the Company, par value $0.01 per share, for the Sitrick Brincko Group membership interests and the goodwill.  In addition, the Sellers will be entitled to receive an earn-out provided that Sitrick Brincko Group’s average annual earnings before interest, taxes, depreciation and amortization, or EBITDA, over a period of four years from the date of closing exceeds $11,250,816.  In certain change-of-control events involving the Company or Sitrick Brincko Group, the Sellers would be entitled to accelerate the earn-out payments, without a floor on EBITDA.  The Company may, in its sole discretion, pay up to 50% of any earn-out payments in restricted stock of the Company.

The Purchase Agreements include customary representations, warranties and covenants of the parties. Subject to certain exceptions and other provisions, the Company and the selling parties have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters.  The selling parties have also agreed not to solicit proposals or enter into discussions with third parties regarding any direct or indirect acquisition of Sitrick Brincko Group or the goodwill. The Purchase Agreements contain certain termination rights of the Company and the selling parties, including termination by the Company or any of the selling parties if the acquisitions are not consummated by December 31, 2009.

The closing of the acquisitions is conditioned upon customary closing conditions and the receipt by the Company of the audited financial statements of Brincko for the fiscal year ended December 31, 2008.

In connection with the closing, each of Messrs. Sitrick and Brincko will enter into full-time employment agreements with Sitrick Brincko Group. Under the terms of their employment agreements, Mr. Sitrick will be Chairman and CEO of Sitrick Brincko Group and will report directly to Donald B. Murray, Chairman and CEO of the Company.  Mr. Brincko will be President and COO of Sitrick Brincko Group.  Messrs. Sitrick and Brincko have also entered into noncompetition and lock-up agreements in favor of the Company.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Purchase Agreements, which are filed as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

The Purchase Agreements, which have been included to provide investors with information regarding their terms and are not intended to provide any other factual information about the Company, the selling parties or Sitrick Brincko Group, contain representations and warranties of each of the Company and the selling parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreements, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreements. Accordingly, the representations and warranties may not reflect the actual state of facts or circumstances since they were only made as of a specific date, are modified in important part by the underlying disclosure schedules, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreements described above in Item 1.01, which disclosure is incorporated herein by reference, the Company will issue restricted shares of its common stock to the Sellers.  The issuance of these securities will be in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Based upon the small number of persons receiving the restricted stock, their financial position and sophistication and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 7.01	Regulation FD Disclosure.

The full text of the Company’s press release announcing the acquisitions is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated as of October 29, 2009, by and among Resources Connection, Inc., Sitrick And Company, Michael S. Sitrick, Brincko Associates, Inc., and John P. Brincko.*

2.2	Goodwill Purchase Agreement, dated as of October 29, 2009, by and between Resources Connection, Inc. and Michael S. Sitrick.*

99.1	Press release of the Company dated October 29, 2009.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.
(Registrant)

	By:	/s/ Nathan W. Franke
Date: October 29, 2009		Nathan W. Franke
Chief Financial Officer